EXHIBIT 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, without par value of Frontstep Systems, Inc., an Ohio corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.


MORGAN STANLEY                              MORGAN STANLEY DEAN WITTER VENTURE
                                            PARTNERS IV, L.P.
By: /s/ Peter R. Vogelsang
   -----------------------------------      By  MSDW Venture Partners IV, L.L.C.
   Name:  Peter R. Vogelsang                      its General Partner
   Title: Authorized Signatory
                                            By  MSDW Venture Partners IV, Inc.
                                                  its Member

MSDW VENTURE PARTNERS IV, INC.              By: /s/ Debra Abramovitz
                                               ---------------------------------
                                               Name:  Debra Abramovitz
By: /s/ Debra Abramovitz                       Title: Executive Director
   -----------------------------------
   Name:  Debra Abramovitz
   Title: Executive Director

MSDW VENTURE PARTNERS IV, L.L.C.            MORGAN STANLEY DEAN WITTER VENTURE
                                            INVESTORS IV, L.P.
By  MSDW Venture Partners IV, Inc.
      its Member                            By  MSDW Venture Partners IV, L.L.C.
                                                  its General Partner
By: /s/ Debra Abramovitz
   -----------------------------------      By  MSDW Venture Partners IV, Inc.
   Name:  Debra Abramovitz                        its Member
   Title: Executive Director
                                            By: /s/ Debra Abramovitz
                                               ---------------------------------
                                               Name:  Debra Abramovitz
                                               Title: Executive Director

MORGAN STANLEY DEAN WITTER VENTURE          MORGAN STANLEY DEAN WITTER EQUITY
  OFFSHORE INVESTORS IV, L.P.               FUNDING, INC.

By  MSDW Venture Partners IV, L.L.C.        By: /s/ James Wilmott
      its General Partner                      ---------------------------------
                                               Name:  James Wilmott
By  MSDW Venture Partners IV, Inc.             Title: Vice President
      its Member

By: /s/ Debra Abramovitz
   ----------------------------------
   Name:  Debra Abramovitz
   Title: Executive Director


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ORIGINATORS INVESTMENT PLAN, L.P.           MSDW OIP INVESTORS, INC.

By: MSDW OIP Investors, Inc.,
     its General Partner                    By: /s/ James Wilmott
                                               ---------------------------------
                                               Name:  James Wilmott
By: /s/ James Wilmott                          Title: Vice President
   -----------------------------------
   Name:  James Wilmott
   Title: Vice President